Exhibit 10.19

JOINDER AGREEMENT TO

LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS

THIS JOINDER AGREEMENT TO LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this “Agreement”) is made and entered into on December 13, 2010, by and among SEED RESOURCES, L.L.C., a Michigan limited liability company (“New Borrower”), SPECTRUM BRANDS, INC., a Delaware corporation (“Spectrum”), RUSSELL HOBBS, INC., a Delaware corporation (“Russell Hobbs”), the subsidiaries of Spectrum that are party to the Loan Agreement as borrowers (collectively with Spectrum and Russell Hobbs, “Existing Borrowers”), SB/RH HOLDINGS, LLC, a Delaware limited liability company, as guarantor (“Existing Guarantor”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent (together with its successors and assigns in such capacity, “Agent”) for the financial institutions party from time to time to the Loan Agreement (as defined below) as lenders (“Lenders”), such Lenders and the other parties thereto. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Loan Agreement.

Recitals:

The Agent, Lenders, Existing Borrowers and Existing Guarantor are parties to that certain Loan and Security Agreement dated June 16, 2010 (as at any time amended, restated, modified or supplemented, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain Loans and letter of credit accommodations to or for the benefit of Existing Borrowers;

On or before the date hereof, United Pet Group, Inc., a Delaware corporation and a wholly owned subsidiary of Spectrum, has acquired all of the outstanding Equity Interests of New Borrower pursuant to a Permitted Acquisition under (and as defined in) the Loan Agreement;

Pursuant to Section 10.1.9 of the Loan Agreement, Existing Borrowers are required to cause New Borrower to, among other things, join the Loan Agreement as a “Borrower” thereunder, and as a condition to Agent’s and Lenders’ willingness to continue to make loans or otherwise extend credit or other financial accommodations from time to time based on the assets of New Borrower under the Loan Agreement, New Borrower has agreed to execute this Agreement in order to become a “Borrower” under the Loan Agreement and the other Loan Documents.

Accordingly, in consideration of the Loan Agreement, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Agent, Existing Borrowers, Existing Guarantor and New Borrower agree as follows:

1. Definitions; Certain Matters of Construction. All capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to any of the Loan Documents shall include any and all amendments or modifications thereto and any and all restatements, extensions or renewals thereof. Wherever the phrase “including” shall appear in this Agreement, such word shall be understood to mean “including, without limitation.”

2.	Joinder to the Loan Agreement, Pledge Agreement and Affiliate Subordination Agreement.

(a) By its execution and delivery of this Agreement, New Borrower (a) acknowledges and agrees that, as of the Joinder Effective Date (as hereinafter defined), it is a “Borrower” under the Loan Agreement with the same force and effect as if originally named therein as a “Borrower,” (b) covenants with Agent and Lenders that it will observe and perform the terms and provisions of the Loan Agreement to the same extent as if it were an original party thereto, and (c) confirms that it has received a copy of the Loan Agreement. The parties hereto agree that each reference in the Loan Agreement and the other Loan Documents to “Borrower,” “Borrowers,” “Obligor,” “Obligors” or terms of similar import shall be deemed to include New Borrower.

(b)(i) By its execution and delivery of this Agreement, New Borrower (A) acknowledges and agrees that, as of the Joinder Effective Date, it is a “Pledgor” under that certain Pledge Agreement made as of June 16, 2010, by the Obligors party thereto and Agent (as at any time amended, restated, modified or supplemented, the “Existing Pledge Agreement”) with the same force and effect as if originally named therein as a “Pledgor,” (B) covenants with Agent and Lenders that it will observe and perform the terms and provisions of the Pledge Agreement to the same extent as if it were an original party thereto, and (C) confirms that it has received a copy of the Pledge Agreement. The parties hereto agree that each reference in the Pledge Agreement to “Pledgor,” “Pledgors” or terms of similar import shall be deemed to include New Borrower.

(ii) New Borrower further acknowledges and agrees that, as of the Joinder Effective Date, it is a “Company” under the Existing Pledge Agreement and its Equity Interests constitute “Pledged Collateral” thereunder.

(iii) Attached hereto as Annex A, which supplements Annex A of the Existing Pledge Agreement, reflecting the addition of the Equity Interests of New Borrower as Pledged Collateral thereunder. As of the Joinder Effective Date, Annex A to the Existing Pledge Agreement is hereby amended by adding thereto the information set forth in Annex A hereto.

(c) Reference is made to that certain Affiliate Subordination Agreement dated July 30, 2010 (as at any time amended, restated, supplemented or otherwise modified, the “Affiliate Subordination Agreement”), among the Obligors, as Subordinated Creditors (as defined in the Affiliate Subordination Agreement) and as Debtors (as defined in the Affiliate Subordination Agreement). By its execution and delivery of this Agreement, New Borrower hereby (i) acknowledges and agrees that, as of the Joinder Effective Date, it is an “Affiliate Debtor” and a “Subordinated Creditor” under (and as such terms are defined in) the Affiliate Subordination Agreement with the same force and effect as if originally named therein as an “Affiliate Debtor” and a “Subordinated Creditor,” (ii) covenants with Agent that it will observe and perform the terms and provisions of the Affiliate Subordination Agreement to the same extent as if it were an original party thereto, and (iii) confirms that it has received a copy of the Affiliate Subordination Agreement. The parties hereto agree that each reference in the Affiliate Subordination Agreement to an “Affiliate Debtor,” “Subordinated Creditor” or terms of similar import shall be deemed to include New Borrower.

3. Joint and Several Liability; Borrowers’ Representative. New Borrower acknowledges that it has requested Agent and Lenders to extend financial accommodations to it and to Existing Borrowers on a combined basis in accordance with the provisions of the Loan Agreement, as hereby supplemented. In accordance with the terms of the Loan Agreement, New Borrower acknowledges and agrees that, as of the Joinder Effective Date, it shall be jointly and severally liable in its capacity as a Borrower for any and all Revolver Loans and other Obligations heretofore or hereafter made or extended by Agent and Lenders to any and all of the Borrowers and for all interest, fees and other charges payable in connection therewith. New Borrower hereby appoints and designates Spectrum as the representative of New Borrower for all purposes, including requesting borrowings and receiving account statements and other notices and communications to it from Agent or Lenders. New Borrower confirms that its address for notices and other communications under the Loan Documents shall be the address designated for the Borrower Agent in Section 14.3.1 of the Loan Agreement.

4.	Grant of Security Interest.

(a) To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants to Agent, for the benefit of the Secured Parties, a continuing security interest in, and a continuing Lien upon, all of the Collateral of New Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including, without limitation, the following:

(i)	all Accounts;

(ii)	all Chattel Paper, including Electronic Chattel Paper;

(iii)	all Commercial Tort Claims;

(iv)	all Deposit Accounts;

(v)	all Documents;

(vi)	all General Intangibles, including Intellectual Property;

(vii)	all Goods, including Inventory, Equipment and fixtures;

(viii)	all Instruments;

(ix)	all Investment Property;

(x)	all Letter-of-Credit Rights;

(xi)	all Supporting Obligations;

(xii)	all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(xiii)	all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(xiv)	all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Notwithstanding the foregoing or anything herein or in the Loan Agreement to the contrary, in no event shall the “Collateral” include, or the security interest attach to, any Excluded Assets; provided, however, the security interests and Liens granted hereunder shall attach to, and the “Collateral” shall automatically include, any Property of a New Borrower that ceases to be Excluded Assets, without further action by New Borrower or any Secured Party.

(b) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Agent pursuant to this Agreement and (ii) the exercise of any right or remedy by the Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the ABL Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time pursuant to any agreement executed by Agent). In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern.

(c) New Borrower acknowledges and agrees that its Deposit Accounts are subject to the provisions of Sections 7.2.1 and 8.2.4 of the Loan Agreement. New Borrower represents and warrants that, as of the date hereof, it is not required to obtain a Deposit Account Control Agreement under Sections 7.2.1 or 8.2.4 of the Loan Agreement.

5. Acknowledgement Regarding Eligibility. Each Obligor, including New Borrower, acknowledges and agrees that none of New Borrower’s assets will be deemed to be Eligible Accounts, Eligible Inventory or Eligible In-Transit Inventory until such time (if any) as all of the following conditions have been satisfied as determined by Agent: (a) Agent has conducted all field examinations, audits, appraisals and other diligence with respect to the Collateral of New Borrower as Agent deems necessary and appropriate, and Agent in its sole discretion determines the results thereof to be satisfactory; and (b) a Borrowing Base Certificate has been delivered to Agent which includes the assets of New Borrower that Borrowers believe to reflect Eligible Accounts, Eligible Inventory and Eligible In-Transit Inventory (which Borrowing Base Certificate shall be subject to adjustment by Agent in accordance with Section 8.1 of the Loan Agreement).

6. Ratification and Reaffirmation. Each Obligor, including New Borrower, hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Obligor’s covenants, duties, indebtedness and liabilities under the Loan Documents. Without limiting the generality of the foregoing, Existing Guarantor consents to the execution and delivery of this Agreement by the parties hereto, reaffirms all of its obligations and covenants under that certain Continuing Guaranty Agreement dated as of June 16, 2010, executed by Existing Guarantor in favor of Agent, and agrees that none of such obligations and covenants shall be reduced or limited by the execution and delivery of this Agreement.

7. Acknowledgments and Stipulations. Each Obligor, including New Borrower, acknowledges and stipulates that all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor) and that the security interests and Liens granted by each Obligor in favor of Agent are duly perfected, first priority security interests and Liens (subject to Permitted Liens that are permitted to be senior to the Liens of the Agent under the Loan Agreement).

8. Representations and Warranties. To induce Agent to enter into this Agreement, each Obligor, including New Borrower, hereby makes the following representations and warranties to Agent and Lenders, which representations and warranties shall survive the delivery of this Agreement and the making of additional Loans under the Loan Agreement as supplemented hereby:

(a) Authorization of Agreements. Each Obligor is duly authorized to execute, deliver and perform its obligations under this Agreement and each other agreement contemplated hereby to which it is a party, and the execution, delivery and performance of such agreements have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity

Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate any Applicable Law or cause a default under any Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor. This Agreement and each other agreement contemplated hereby to which any Obligor is a party is a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b) Each Obligor has duly complied, and its Properties and business operations are in compliance, in all respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Obligor under any Applicable Law that could reasonably be expected to have a Material Adverse Effect. To the Obligors’ best knowledge, no Inventory has been produced in violation of the FLSA except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

(c) Schedules. Schedules 6.1(g), 8.6.1 and 10.2.2(a), each attached hereto, shall be deemed to supplement and be a part of the Schedules to the Loan Agreement as of the Joinder Effective Date.

(d) No Defaults; Restatement of Representations and Warranties. After giving effect to this Agreement and to the supplemental Schedules attached hereto, no Default or Event of Default exists on the date hereof and all of the representations and warranties made by each Obligor, including New Borrower, in the Loan Agreement (i) with respect to each Obligor other than New Borrower, are true and correct in all material respects on and as of the date hereof (except for representations and warranties that expressly relate to an earlier date) and (ii) with respect to New Borrower, are true and correct on and as of the date hereof.

(e) Borrowers. After giving effect to this Agreement, each Person that is a Domestic Subsidiary of Spectrum is a party to the Loan Agreement as a “Borrower.”

9. Conditions Precedent. The provisions of this Agreement shall become effective on the first date on which Agent shall have received each of the following, in form and substance reasonably satisfactory to Agent (the “Joinder Effective Date”):

(a)	Agreements.

(i) This Agreement, duly executed by each of the parties on the signature pages hereto;

(ii) an Officer’s Certificate regarding satisfaction of the conditions required by the definition of “Permitted Acquisition” in the Loan Agreement, duly executed by the Borrower Agent;

(iii) a Perfection Certificate, duly executed by New Borrower;

(iv) a Collateral Assignment of Rights under Membership Interest Purchase Agreement, duly executed by United Pet Group, Inc., and an Acknowledgment of Collateral Assignment of Rights under Membership Interest Purchase Agreement, duly executed by the former members of Seed Resources, L.L.C. and Frank Hoogland in his capacity as Member Representative;

(v) a Patent Security Agreement, duly executed by New Borrower;

(vi) a Trademark Security Agreement, duly executed by New Borrower;

(vii) a Joinder and Supplement to Intercreditor Agreement, duly executed by New Borrower, Spectrum and Term/Notes Agent; and

(viii) Allonges to each of the outstanding Revolver Notes in favor of the applicable Lenders, duly executed by New Borrower;

(b) Evidence of Perfection and Priority of Liens. Copies of all filing receipts or acknowledgments to evidence any filing or recordation necessary to perfect the Liens of Agent in the Collateral of New Borrower and evidence in form satisfactory to Agent that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens;

(c) Organization Documents; Resolutions. Copies of the certificate of organization, certified by the Secretary of State or other appropriate officials of New Borrower’s jurisdiction of organization, and copies of the operating agreement or similar agreement or instrument governing the formation or operation of New Borrower, and all amendments thereto, and certified copies of resolutions of New Borrower’s members or managers, as applicable, duly authorizing and empowering New Borrower to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party;

(d) Good Standing Certificates. Good standing certificates for New Borrower issued by the Secretary of State or other appropriate official of New Borrower’s jurisdiction of organization and each jurisdiction where the conduct of New Borrower’s business activities or ownership of its property necessitates qualification;

(e) Opinion Letters. A favorable written opinion of (i) Sutherland Asbill & Brennan LLP, counsel for Obligors, substantially to the effect set forth in Exhibit A attached hereto, and (ii) the local counsel listed on supplemental Schedule 6.1(g) hereto, substantially to the effect set forth in Exhibit B attached hereto, in each case (i) dated the Joinder Effective Date and (ii) addressed to Agent and Lenders;

(f) Landlord Waivers. Landlord’s waiver and consent agreements, duly executed on behalf of each landlord of real property on which any material Collateral of New Borrower is located, as requested by Agent, unless a Rent and Charges Reserve has been established therefor;

(g) Insurance. Certificates of liability insurance and evidence of property insurance with respect to the assets of New Borrower, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement; and

(h) Other Documents. Such other certificates, documents and instruments as Agent or any Lender may reasonably request.

10. References to Loan Agreement. Upon the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as supplemented by this Agreement.

11.	Reserved.

12. Expenses of Agent. Existing Borrowers and New Borrowers jointly and severally agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Agreement and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including the costs and fees of Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15. No Novation, etc. Except as otherwise expressly provided in this Agreement, nothing herein shall be deemed to modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

16. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

17. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

18. Entire Agreement; Schedules. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Each of the Schedules attached hereto is incorporated into this Agreement and by this reference made a part hereof.

19. Further Assurances. Each Obligor agrees to take such further actions as Agent or Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the agreements set forth herein or any of the transactions contemplated hereby.

20. Section Titles. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

21. Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal on the date and year first above written.

NEW BORROWER:

SEED RESOURCES, L.L.C.

By:	/s/ John T. Wilson
Name: John T. Wilson
Title: Vice President + Secretary

EXISTING BORROWERS:

SPECTRUM BRANDS, INC.

By:	/s/ John T. Wilson
Name: John T. Wilson
Title: Senior Vice President, Secretary + Gen. Counsel

DB ONLINE, LLC
ROVCAL, INC.
SPECTRUM JUNGLE LABS CORPORATION
SPECTRUM NEPTUNE US HOLDCO CORPORATION
TETRA HOLDING (US), INC.
UNITED PET GROUP, INC.

By:	/s/ John T. Wilson
Name: John T. Wilson
Title: Vice President + Secretary

ROV HOLDING, INC.

By:	/s/ John T. Wilson
Name: John T. Wilson
Title: Secretary

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Joinder to Loan and Security Agreement

and Other Loan Documents

SCHULTZ COMPANY UNITED INDUSTRIES CORPORATION

By:	/s/ John T. Wilson
Name: John T. Wilson
Title: Vice President + Asst. Secretary

APN HOLDING COMPANY, INC.

APPLICA AMERICAS, INC.

APPLICA CONSUMER PRODUCTS, INC.

APPLICA MEXICO HOLDINGS, INC.

HOME CREATIONS DIRECT, LTD.

HP DELAWARE, INC.

HPG LLC

RUSSELL HOBBS, INC.

SALTON HOLDINGS, INC.

TOASTMASTER INC.

By:	/s/ John T. Wilson
Name: John T. Wilson
Title: Sr. Vice President + Secretary + Gen. Counsel

EXISTING GUARANTOR:

SB/RH HOLDINGS, LLC

By:	/s/ John T. Wilson
Name: John T. Wilson
Title: Senior V.P., Sec + General Counsel

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Joinder to Loan and Security Agreement

and Other Loan Documents

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Lisa Freeman
Name: Lisa Freeman
Title: Senior Vice President

Joinder to Loan and Security Agreement

and Other Loan Documents

ANNEX A

to Existing Pledge Agreement

Issuer	Pledgor	Type and Class of Equity Interests	Shares Owned	Certificate #	% of Outstanding Equity Interests
Seed Resources, L.L.C	United Pet Group, Inc.	Membership Interests	150.677 Units	N/A	100%

Annex A to Spectrum Joinder to Loan and

Security Agreement and Other Loan Documents

Schedule 6.1(g) to

ABL Loan and Security Agreement

List of Local Counsels

Jurisdiction	Counsel
Michigan	Bodman LLP 6th Floor at Ford Field 1901 St. Antoine Street Detroit, Michigan 48226

Schedule 8.6.1 to

ABL Loan and Security Agreement

Business Locations

Business	Mailing Address
Spectrum Business Locations:	1642 Broadway N.W. Grand Rapids, Michigan 49504

Schedule 10.2.2(a) to

ABL Loan and Security Agreement

Existing Liens

Debtor	Jurisdiction	File #	File Date	Secured Party	Collateral Description
Birdola Products	Michigan	2010077667-6	06/07/2010	Industrial Leasing LLC	Leased equipment (lift truck)

EXHIBIT A

(See attached opinion of Sutherland Asbill & Brennan LLP)

EXHIBIT B

(See attached opinion of Bodman LLP)